                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: November 20, 2001
                        (Date of earliest event reported)


                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)


          COLORADO                     0-16509                  84-0755371
          --------                     -------                  ----------
(State or other jurisdiction         (Commission               (IRS Employer
        incorporation               File Number)          Identification Number)

   400 East Anderson Lane
        Austin, Texas                                              78752
   ----------------------                                          -----
    (Address of principal                                       (Zip Code)
     executive offices)

                                 (512) 837-7100
                                 --------------
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

         On November 20, 2001, Citizens, Inc., the registrant, entered into definitive agreements to acquire all outstanding shares of Combined Underwriters Life Insurance Company ("Combined") and Lifeline Underwriters Life Insurance Company ("Lifeline") for shares of Citizens Class A common stock through statutory exchanges under Texas law.

         The agreements are subject to approval by Combined and Lifeline shareholders and insurance regulatory authorities in Texas. The exchanges will be based upon a market value of $8.64 per share for Combined and $5.00 per share for Lifeline, or an aggregate value of approximately $12.1 million. The price for the Citizens Class A shares will be based upon the average price for the 20-days preceding closing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired. None.

         (b)      Pro forma financial information. None.

         (c)      Exhibits.

                  10.01.1 Plan and Agreement of Exchange by and between Citizens, Inc. and Combined Underwriters Life Insurance Company

                  10.02.2 Plan and Agreement of Exchange by and between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

                                    SIGNATURE


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CITIZENS, INC.


                                       By: /s/ Mark A. Oliver
                                          --------------------
                                          Mark A. Oliver, FLMI
                                                President

Date: November 21, 2001

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
10.01.1                    Plan and Agreement of Exchange by and between
                           Citizens, Inc. and Combined Underwriters Life
                           Insurance Company

10.02.2 Plan and Agreement of Exchange by and between Citizens, Inc. and Lifeline Underwriters Life
                           Insurance Company